Exhibit 10.1

EXECUTION COPY

WAIVER AND AMENDMENT NO. 4 TO FIRST LIEN CREDIT AGREEMENT dated as of March 30, 2006 (this “Amendment Agreement”) among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement referred to below) signatory hereto and the LENDERS (as defined in the Credit Agreement referred to below) signatory hereto.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower is party to a First Lien Credit Agreement dated as of April 1, 2005 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) among the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Lenders, Credit Suisse (formerly known as Credit Suisse First Boston), as Administrative Agent and Issuing Lender, and Wells Fargo Foothill, Inc., as Collateral Agent, Issuing Lender and Swingline Lender;

WHEREAS, the Borrower and Westward Dough Operating Company, LLC (the “Buyer”) are expected to enter into an assignment agreement, pursuant to which the Borrower will assign all of its interest in KK Wyotona, LLC (the “Equity Interests”) to the Buyer (the “Assignment”) in consideration for the Buyer entering into a sales purchase agreement with Glazed Investments, LLC (“Glazed Investments”) to purchase certain of Glazed Investments’ properties (the “Assets”) for approximately $10,000,000 in cash;

WHEREAS, Glazed Investments made a voluntary filing of a case under Chapter 11 of the United States Bankruptcy Code, and the Borrower may make a debtor-in-possession loan of up to $3,000,000 (the “DIP Loan”) to Glazed Investments provided that upon receipt of the cash proceeds from any sale of the Assets, Glazed Investments shall repay the obligations of Glazed Investments guaranteed by the Borrower in an amount at least equal to the amount of the DIP Loan; and

WHEREAS, the Borrower has requested that the Required Lenders agree to amend and waive certain provisions of the Credit Agreement, and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth to such amendments and waiver.

Accordingly, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not herein shall be used herein as defined in the Credit Agreement.

SECTION 2.  Waiver. As of the Amendment Effective Date (as defined below), the undersigned Lenders hereby (i) waive the conditions set forth in Section 7.03(f) of the Credit Agreement with respect to the Assignment, (ii) agree that the Assignment be deemed to be a sale permitted by Section 7.03(f) of the Credit Agreement and (iii) agree that the Assignment shall not be deemed to be a Disposition.

SECTION 3.  Amendments. As of the Amendment Effective Date:

(a)  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms therein in the appropriate alphabetical locations:

“Glazed Investments DIP Loan” means a debtor-in-possession loan of up to $3,000,000 made by the Borrower to Glazed Investments, LLC.

“Glazed Investments Sale” means the sale of assets of Glazed Investments, LLC for cash consideration of approximately $10,000,000 in a transaction approved in a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code.

(b)  Section 7.05 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, the Glazed Investments DIP Loan shall be deemed to be an Investment in a Joint Venture permitted by Section 7.05(k); provided that the Glazed Investments DIP Loan shall no longer be deemed to be an Investment permitted by Section 7.05(k) unless a Glazed Investments Sale is consummated and the proceeds are applied to the permanent repayment of the obligations of Glazed Investments, LLC guaranteed by the Borrower in an amount at least equal to the amount of the Glazed Investments DIP Loan, and such repayment occurs on or before the earlier of (a) the date which is six months after the disbursement of the Glazed Investments DIP Loan and (b) August 15, 2006. In the event that the Glazed Investments DIP Loan is no longer deemed to be an Investment permitted by Section 7.05(k) by operation of the proviso in the immediately preceding sentence, the Glazed Investments DIP Loan shall be deemed to be a utilization of the amount of Investments permitted under Section 7.05(i) to the extent permitted under Section 7.05(i) and, to the extent not so permitted, would constitute a violation of Section 7.05. ”

SECTION 4.  Representations and Warranties. The Borrower hereby represents and warrants to the undersigned Lenders that the fair market value of the Equity Interests does not exceed $80,000.

SECTION 5.  Conditions to Effectiveness. The waivers and agreements set forth in Section 2 hereof and the amendments set forth in Section 3 hereof shall become effective when, and only when, and as of the date (the “Amendment Effective Date”) on which (a) the Administrative Agent shall have received counterparts of this Amendment Agreement executed by the Borrower, each of the Guarantors (other than Freedom Rings, LLC) and the Required Lenders (b) all the conditions to the effectiveness of the Wavier and Amendment No. 4 to the Second Lien Credit Agreement of even date herewith, substantially in the form heretofore delivered to the Lenders, shall have occurred other than the effectiveness of this Amendment Agreement and (c) the Administrative Agent shall have received payment of all accrued fees and expenses of the Administrative Agent (including the reasonable and accrued fees of counsel to the Administrative Agent invoiced on or prior to the date hereof).

SECTION 6.  Reference to and Effect on the Financing Documents.

(a)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

(b)  The Credit Agreement and each of the other Loan Documents, as specifically modified by this Amendment Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.

SECTION 7.  Affirmation of Guarantors. Each Guarantor signatory hereto hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of the amendments set forth in Section 3 hereof (and notwithstanding the failure of Freedom Rings, LLC to be a party hereto), the obligations of such Guarantor contained in Article III of the Credit Agreement or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such amendments, each reference in Article III of the Credit Agreement and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as modified by this Amendment Agreement.

SECTION 8.  GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.  Execution in Counterparts. This Amendment Agreement may be executed by one or more of the parties to this Amendment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

KRISPY KREME DOUGHNUT CORPORATION

By:  /s/ Michael C. Phalen
        Name:
        Title:

GUARANTORS:

KRISPY KREME DOUGHNUTS, INC.

KRISPY KREME DISTRIBUTING COMPANY,
INCORPORATED

KRISPY KREME MOBILE STORE COMPANY

KRISPY KREME CANADA, INC.

HD CAPITAL CORPORATION

HDN DEVELOPMENT CORPORATION

KRISPY KREME COFFEE COMPANY, LLC

By: KRISPY KREME DOUGHNUT
        CORPORATION, an authorized Member

GOLDEN GATE DOUGHNUTS, LLC

By: KRISPY KREME DOUGHNUT
       CORPORATION, an authorized Member

PANHANDLE DOUGHNUTS, LLC

By: KRISPY KREME DOUGHNUT
       CORPORATION, an authorized Member

NORTH TEXAS DOUGHNUTS, L.P.

By: KRISPY KREME DOUGHNUT
       CORPORATION, its General Partner

By: /s/ Michael C. Phalen
       Name: Michael C. Phalen
       Title: Authorized Officer

LENDER

Consent of Required Lenders Received